                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, dated as of March 7, 2001 (this "Agreement"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and John J. Scelfo (the "Executive").

         In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.

         2. Duties and Reporting Relationship. (a) The Executive shall be employed in the capacity of Senior Vice President, Chief Financial Officer, of the Company. In such capacity, the Executive shall be responsible primarily for supervising the financial affairs of the Company. During the Term (as defined below), the Executive shall, on a full-time basis and consistent with the needs of the Company to achieve the goals of the Company, use his skills and render services to the best of his ability in supervising the financial affairs of the Company described above and shall, in addition, perform such other activities and duties consistent with his position as the Chief Executive Officer of the Company shall, from time to time, reasonably specify and direct. It is acknowledged that the Executive has made, and may continue to make, passive investments which will require a portion of his time and attention but the Executive agrees that such investments will not interfere with his full-time commitment to the Company. The Executive shall not be required by this Agreement to perform duties for any entity other than the Company and its subsidiaries.

         (b) The Executive shall generally perform his duties and conduct his business at the principal offices of the Company in New York, New York.

         (c) The Executive shall report to the Chief Executive Officer of the Company.

         3. Term. The term of this Agreement shall commence on April 1, 2001, and end on March 30, 2004, unless terminated earlier pursuant to the provisions of Section 6 (the "Term").

         4. Compensation. (a) Base Salary. During the Term, the Executive shall be paid an annual base salary of $300,000, subject to any increases that the Chief Executive Officer of the Company shall approve. All amounts paid to the Executive under this Agreement shall be in U.S. dollars. The Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently. In the event the Executive's employment is terminated during the Term, the Executive's base salary shall be prorated through the date of termination.

         (b) Stock Options. On the first day of the Term, the Company shall grant to the Executive an option to purchase 300,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at an exercise price equal to the closing price of the Common Stock on April 4, 2001. Such options shall also be subject to the terms and conditions set forth in the Option Agreement attached to this Agreement as Exhibit A.









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                                                                               2

         (c) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by any applicable law, including, without limitation, federal, New York state and New York City income tax withholding, federal unemployment tax and social security (FICA).

         5. Additional Compensation; Expenses and Benefits. (a) During the Term, the Company shall reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company from time to time.

         (b) During the Term, the Executive shall be entitled to participate fully in any bonus grants, benefit plans, programs, policies and fringe benefits which may be made available to the senior officers of the Company generally, including, without limitation, medical, dental and life insurance; provided that the Executive shall participate in any stock option or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the plan document and by the Board of Directors of the Company (the "Board") or the compensation committee thereof. With respect to any annual bonus program which may be established by the Company, the Board or any committee thereof, the Company agrees that the Executive shall be entitled to annual bonuses, if any, on the same basis as other senior officers of the Company.

         6. Termination. The date upon which this Agreement is deemed to be terminated in accordance with any of the provisions of this Section 6 is referred to herein as the "Termination Date."

         (a) Termination for Cause. The Company has the right and may elect to terminate this Agreement for Cause at any time. For purposes of this Agreement, "Cause" means the occurrence or existence of any of the following:

                  (i) a material breach by the Executive of the terms of his employment or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates (which, for purposes hereof, shall mean any individual, corporation, partnership, association, limited liability company, trust, estate, or other entity or organization directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company) which has not been approved by a majority of the disinterested directors of the Board, if in any such case such material breach remains uncured after thirty days have elapsed following the date on which the Company gives the Executive written notice of such breach;

                  (ii) the repeated material breach by the Executive of any duty referred to in clause (i) above with respect to which at least one prior notice was given under clause (i);

                  (iii) any act of dishonesty, misappropriation, embezzlement, intentional fraud, or similar conduct by the Executive involving the Company or any of its affiliates;

                  (iv) the conviction or the plea of nolo contendre or the equivalent in respect of a felony;









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                                                                               3

                  (v) any damage of a material nature to any property of the Company or any of its affiliates caused by the Executive's willful or grossly negligent conduct;

                  (vi) the repeated nonprescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that the Board reasonably determines renders the Executive unfit to serve as an officer or employee of the Company or its affiliates;

                  (vii) the Executive's failure to comply with the Board's reasonable written instructions, after thirty days written notice; or

                  (viii) conduct by the Executive that in a good faith written determination of the Board demonstrates unfitness to serve as an officer or employee of the Company or its affiliates, including, without limitation, a finding by the Board or any regulatory authority that the Executive committed acts of unlawful harassment or violated any other state, federal or local law or ordinance prohibiting discrimination in employment applicable to the business of the Company or any of its affiliates.

Termination of the Executive for Cause pursuant to this Section 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than a majority of the directors present and voting at a meeting of the Board called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clauses
(i) through (viii) of this Section 6(a) and specifying the particulars thereof in detail. For purposes of Section 6(a), this Agreement shall terminate on the date specified by the Board in the Notice of Termination.

         (b) Death or Disability. (i) This Agreement and the Executive's employment hereunder shall terminate upon the death of the Executive. For purposes of this Section 6(b)(i), this Agreement shall terminate on the date of the Executive's death.

         (ii) If the Executive is unable to perform the essential duties and functions of his position because of a disability, even with a reasonable accommodation, for one hundred eighty days within any three hundred sixty-five day period, and the Company, in its reasonable judgment, determines that the exigencies created by the Executive's disability are such that termination is warranted, the Company shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Disability Termination. This Agreement shall terminate on the day after such Notice of Disability Termination is received by the Executive.

         (c) Voluntary Resignation. Should the Executive wish to resign from his position with the Company during the Term, for other than Good Reason (as defined below), the Executive shall give fourteen days prior written notice to the Company. Failure to provide such notice shall entitle the Company to terminate this Agreement effective on the last business day on which the Executive reported for work at his principal place of employment with the Company. This

Agreement shall terminate on the effective date of the resignation as defined above, however, the Company may, at its sole discretion, request that the Executive perform no job responsibilities and cease his active employment immediately upon receipt of the Notice.


         (d) Without Cause. The Company shall have the absolute right to terminate the Executive's employment without Cause at any time. If the Company elects to terminate the Executive without Cause, the Company shall give seven days written notice to the Executive. This Agreement shall terminate seven days following receipt of such notice by the Executive, however, the Company may, at its sole discretion, request that the Executive cease active employment and perform no more job duties immediately upon provision of such notice to the Executive.


         (e) For Good Reason. Should the Executive wish to resign from his position with the Company for Good Reason during the Term, the Executive shall give seven days prior written notice to the Company. Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company. This Agreement shall terminate on the date specified in such notice, however the Company may, at its sole discretion, request the Executive cease active employment and perform no more job duties immediately upon receipt of such notice.


         For purposes of this Agreement, "Good Reason" shall mean the continuance of any of the following events (without the Executive's express prior written consent) for a period of seven days (or thirty days in the case of items (i) and (v) below) after delivery to the Company by the Executive of a notice of the occurrence of such event:

               (i) the assignment to the Executive by the Company of duties not reasonably consistent with the Executive's positions, duties, responsibilities, titles or offices at the commencement of the Term or any unreasonable reduction in his duties or responsibilities or any removal of the Executive from or any failure to re-elect the Executive to any of such positions (except in connection with the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason); or

               (ii) any reduction in the Executive's annual base salary from the previous year; or

               (iii) any failure of the Company to comply with the terms of
         Section 5(b) as it relates to annual bonuses; or

               (iv) a relocation of the Company's executive offices to a location outside of the New York metropolitan area; or

               (v) any material breach by the Company of any provision of this Agreement.

         (f) Compensation and Benefits Upon Termination. (i) If the employment of the Executive is terminated without Cause or the Executive terminates for Good Reason before July 1, 2001, then the Executive shall be entitled to receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(c), $150,000 (in addition to any salary, benefits or other sums due the Executive through the Termination
Date). Any amount becoming payable under this Section 6(f)(i) shall be paid in









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                                                                               5

immediately available funds within ten business days following the Termination Date.


         (ii) If the employment of the Executive is terminated without Cause or the Executive terminates for Good Reason on or after July 1, 2001, then the Executive shall be entitled to receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding, except as set forth in Section 4(c), an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to the Executive's annualized base salary then in effect. Any amount becoming payable under this
Section 6(f)(ii) shall be paid in immediately available funds within ten business days following the Termination Date.


         (iii) If this Agreement is terminated by the Executive or the Company for any reason other than those specified in Sections 6(f)(i) and 6(f)(ii) before July 1, 2001, including resignation by the Executive without Good Reason or termination by the Company with Cause, the Executive shall be entitled to no compensation or other benefits under the Agreement other than those which are due the Executive through the Termination Date.

         7. Nondisclosure of Confidential Information. (a) The Executive acknowledges that in the course of his employment he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties or as required by applicable law, disclose to others or use, directly or indirectly, any Confidential Information.

         (b) "Confidential Information" shall mean information about the Company's business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of his employment by the Company, including, without limitation, any business plans, strategy, budget information, proprietary knowledge, patents, trade secrets, data, formulae, sketches, notebooks, blueprints, information and client and customer lists and all papers and records (including computer records) of the documents containing such Confidential Information. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive in the course of his employment by the Company.

         (c) The provisions of this Section 7 shall survive any termination of this Agreement.

         8. Covenant Not to Compete. For two years following the end of the Term or, in the event the Executive has been terminated without Cause or has resigned for Good Reason, for one year following such termination without Cause or resignation for Good Reason (the "Restricted Period"), the Executive will not, directly or indirectly, enter into the employment of, render services to, or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in any operations in North America involving the transmission of radio entertainment programming in competition with the Company or that competes, or is likely to compete, with any other aspect of the business of the Company as conducted at the end of the Term; provided, that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of up to five percent of the shares or equity interest of any corporation or other entity. Without limiting the generality








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                                                                               6

of the foregoing, the Executive agrees that during the Restricted Period, the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or actually under development by the Company at the end of the Term. The Executive agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company.

         9. Gross-Up Provisions. (a) If the Executive is, in the opinion of a nationally recognized accounting firm selected by the Executive in his sole discretion, expected to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason, the Company shall have an absolute and unconditional obligation to pay the Executive in accordance with the terms of this Section 9 the expected amount of such taxes. In addition, the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as are necessary to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code; provided that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the exact amount, if any, of any expected "excess parachute payments" and any expected tax liability under Section 4999 of the Code shall be made by the nationally-recognized independent accounting firm selected by the Executive. The fees and expenses of such accounting firm shall be paid by the Company in advance. The determination of such accounting firm shall be final and binding on the parties. The Company irrevocably agrees to pay to the Executive, in immediately available funds to an account designated in writing by the Executive, any amounts to be paid under this Section 9 within two days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination. In addition, in the event that such payments are not sufficient to pay all excise taxes on "excess parachute payments" under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason and to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code as a result of a change in control, then the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as may be necessary to pay such excise taxes and place the Executive in the exact same financial position that he would have been had he not incurred any tax liability as a result of a change in control under the Code. Notwithstanding the foregoing, in the event that a written ruling (whether public or private) of the Internal Revenue Service ("IRS") is obtained by or on behalf of the Company or the Executive, which ruling expressly provides that the Executive is not required to pay, or is entitled to a refund with respect to, all or any portion of such excise taxes or additional amounts, the Executive shall promptly reimburse the Company in an amount equal to all amounts paid to the Executive pursuant to this
Section 9 less any excise taxes or additional amounts which remain payable by, or are not refunded to, the Executive after giving effect to such IRS ruling. Each of the Company and the Executive agrees to promptly notify the other party if it receives any such IRS ruling.

         (b) The provisions of this Section 9 shall survive any termination of this Agreement.

         10. Remedies. The Executive and Company agree that damages for breach of any of the covenants under Sections 7 and 8 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consent that these covenants









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                                                                               7

may be enforced by temporary or permanent injunction without the necessity of bond. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or arbitrator decline to enforce any provision of Section 7 or 8 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or arbitrator, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or arbitrator shall find enforceable, and such provisions shall be so enforced.

         11. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the law of the State of Delaware in connection with his activities as an officer of the Company.

         12. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

         13. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by both the Executive and the Company.

         14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

         15. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.

         16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

         17. Notice. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five days after mailing by registered or certified mail:

                           if to the Company:

                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                           36th Floor
                           New York, New York  10020
                           Attention:  General Counsel
                           Telecopier:  (212) 584-5353

                           if to the Executive:

                           John J. Scelfo
                           (address on file at office of the Company)










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                                                                               8

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         19. Non-Mitigation. The Executive shall not be required to mitigate damages or seek other employment in order to receive compensation or benefits under Section 6 of this Agreement; nor shall the amount of any benefit or payment provided for under Section 6 of this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.

         20. Arbitration. (a) The Executive and the Company agree that if a dispute arises concerning or relating to the Executive's employment with the Company, or the termination of the Executive's employment, such dispute shall be submitted to binding arbitration under the rules of the American Arbitration Association in effect at the time such dispute arises. The arbitration shall take place in New York, New York, and both the Executive and the Company agrees to submit to the jurisdiction of the arbitrator selected in accordance with the American Arbitration Association rules and procedures. Except as provided below, the Executive and the Company agree that this arbitration procedure will be the exclusive means of redress for any disputes relating to or arising from the Executive's employment with the Company or his termination, including disputes over rights provided by federal, state, or local statutes, regulations, ordinances, and common law, including all laws that prohibit discrimination based on any protected classification. The parties expressly waive the right to a jury trial, and agree that the arbitrator's award shall be final and binding on both parties, and shall not be appealable. The arbitrator shall have discretion to award monetary and other damages, and any other relief that the arbitrator deems appropriate and is allowed by law. The arbitrator shall have the discretion to award the prevailing party reasonable costs and attorneys' fees incurred in bringing or defending an action, and shall award such costs and fees to the Executive in the event the Executive prevails on the merits of any action brought hereunder.

         (b) The Company and the Executive agree that the sole dispute that is excepted from Section 20(a) is an action seeking injunctive relief from a court of competent jurisdiction regarding enforcement and application of Sections 7 or 8 of this Agreement, which action may be brought in addition to, or in place of, an arbitration proceeding in accordance with Section 20(a).

         21. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         22. Executive's Representations. The Executive hereby represents and warrants to Company that he (a) is not now under any contractual or other obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit, or impair the Executive's performance of his obligations under this Agreement; (b) has been provided the opportunity to be, or has been, represented by legal counsel in preparing, negotiating, executing and delivering this Agreement; and (c) fully understands the terms and provisions of this Agreement.









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                                                                               9


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               SIRIUS SATELLITE RADIO INC.

                               By: /s/ Patrick L. Donnelly
                                   -------------------------------
                                    Patrick L. Donnelly
                                    Senior Vice President,
                                    General Counsel and Secretary

                                    /s/ John J. Scelfo
                                   -------------------------------
                                    John J. Scelfo









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                                                                              10

                                                                       Exhibit A

   THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL SECURITIES LAWS.
     THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF
                           DESCENT AND DISTRIBUTION.

           SIRIUS SATELLITE RADIO 1999 LONG-TERM STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of April 4, 2001 ("Date of Grant"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and John J. Scelfo (the "Optionee").

         1. Grant of Option. Subject to the terms and conditions of this Agreement and the Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan (as amended, supplemented or otherwise modified from time to time, the "Plan"), the Company hereby grants to the Optionee the right and option (this "Option") to purchase up to three hundred thousand (300,000) shares (the "Shares") of common stock, par value $0.001 per share, of the Company at a price per share of $_______1 (the "Exercise Price"). This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan. This Option shall vest and be exercisable as follows:

            (a) The right and option to purchase up to seventy five thousand
                (75,000) Shares shall vest and become exercisable on October 4, 2001 if the Optionee continues to be employed by the Company until and on such date;

            (b) The right and option to purchase up to seventy five thousand
                (75,000) Shares shall vest and become exercisable on April 4, 2002 if the Optionee continues to be employed by the Company until and on such date;

            (c) The right and option to purchase up to seventy five thousand
                (75,000) Shares shall vest and become exercisable on October 4, 2002 if the Optionee continues to be employed by the Company until and on such date; and

            (d) The right and option to purchase up to seventy five thousand
                (75,000) Shares shall vest and become exercisable on April 4, 2003 if the Optionee continues to be employed by the Company until and on such date.

         The vesting of this Option is also subject to acceleration in accordance with the provisions of Section 13 of the Plan; provided that in no event shall the ownership by (i) Apollo


--------
1 Closing Price of the common stock on April 4, 2001












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                                                                              11

Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. of shares of the Company's 9.2% Series A Junior Cumulative Convertible Preferred Stock and shares of the Company's 9.2% Series B Junior Cumulative Convertible Preferred Stock or
(ii) affiliates of The Blackstone Group L.P. of shares of the Company's 9.2% Series D Junior Cumulative Convertible Preferred Stock be deemed to constitute a Change of Control (as defined in the Plan) for the purposes of the Plan.

         2. Termination of Option. This Option shall terminate, to the extent not previously exercised, ten (10) years from the Date of Grant or earlier upon the expiration of (a) ninety (90) days from the date of termination of the Optionee's employment with the Company for any reason whatsoever other than death or Disability (as defined below) or (b) the expiration of one (1) year from (i) the date of death of the Optionee or (ii) cessation of the Optionee's employment or contractual relationship by reason of Disability (as defined below). Subject to the terms of the Plan, if the Optionee's employment or contractual relationship is terminated by death, this Option shall be exercisable only by the person or persons to whom the Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Company shall determine whether the Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Company. Upon making a determination of Disability, the Company shall determine the date of the Optionee's termination of employment or contractual relationship.

         3. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, this Option shall terminate and become null and void.

         4. Exercise. Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee by the executor, administrator, heir or legatee of the Optionee, as the case may be) to the Company at the address set forth herein for notices to the Company. Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by payment of the Exercise Price in cash, by certified or cashier's check or by delivery of such other consideration as the administrator of the Plan may approve.

         5. Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of this Option, collect from the Optionee the amount of any such tax to the extent not previously withheld.

         6. Rights of the Optionee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Optionee any right to, or guarantee










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                                                                              12

of, continued employment by the Company, or in any way limit the right of the Company to terminate employment of the Optionee at any time, subject to the terms of any written employment agreement between the Company and the Optionee.

         7. Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and this Option.

         8. Agreement Subject to the Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Optionee. Should any conflict exist between the provisions of the Plan and those of this Agreement, the provisions of the Plan shall govern and control. This Agreement and the Plan constitute the entire understanding between the Company and the Optionee with respect to this Option.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         10. Notices. Any notice required or permitted to be made or given hereunder shall be mailed via certified or registered mail or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

             Company:       Sirius Satellite Radio Inc.
                            1221 Avenue of the Americas, 36th Floor
                            New York, New York 10020
                            Attention:  General Counsel

             Optionee:      John J. Scelfo
                            (address on file at office of the Company)

         Notices and other communications shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, or (ii) five (5) days after being mailed by certified or registered mail, postage prepaid, return receipt.










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                                                                              13


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS SATELLITE RADIO INC.                 Optionee:

By: /s/ Patrick L. Donnelly                 /s/ John J. Scelfo
    ------------------------------          ---------------------------------
     Patrick L. Donnelly                    John J. Scelfo
     Senior Vice President and
     General Counsel